EXHIBIT 31.4

CERTIFICATION

I, Leo Ehrlich, certify that:

1.	I have reviewed this Amendment No. 1 to the Annual Report on Form 10-K/A of Cellceutix Corporation; and

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

Dated: October 28, 2016	By:	/s/ Leo Ehrlich
Leo Ehrlich
Chief Executive Officer Chief Financial Officer Principal Accounting Officer, and Secretary